                                  Ungaretti & Harris
                           3500 Three First National Plaza
                               Chicago, Illinois 60602
                                    (312) 977-4400


February 27, 1997


CenterPoint Properties Corporation
401 North Michigan Avenue
Suite 3000
Chicago, Illinois  60611

Ladies and Gentlemen:

We have acted as counsel to CenterPoint Properties Corporation, a Maryland corporation (the "Company"), in connection with the preparation of (i) a Registration Statement on Form S-3 of the Company filed with the Securities and Exchange Commission (the "Commission") on December 19, 1996 and declared effective by the Commission on January 6, 1997 (the "Registration Statement"), relating to the registration, under Rule 415 of the Securities Act of 1933, as amended (the "Securities Act"), of up to $200,000,000 in securities of the Company; and (ii) a supplement dated February 27, 1997 (the "Supplement") to the Registration Statement, relating to the issuance and sale of 2,250,000 shares of the Company's common stock, $.001 par value per share (the "Common Stock"), and an option to purchase an additional 250,000 shares of Common Stock to cover any over-allotments.

In this regard, we have examined:

a. the amended and restated articles of incorporation, by-laws and organizational documents of the Company;

b.  certain resolutions adopted by the Company's Board of Directors;

c.  the Registration Statement and Supplement; and

d. such other documents as we have deemed relevant for the purpose of rendering the opinions set forth herein, including certifications as to certain matters of fact by responsible officers of the Company and by governmental authorities.

We have assumed the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that the shares of Common Stock being sold pursuant to the Registration Statement and Supplement, if and when issued under the circumstances contemplated by the Supplement, will be validly issued, fully paid and nonassessable.

CenterPoint Properties Corporation
February 27, 1997
Page -2-


We are members of the Bar of the State of Illinois. Our opinion is limited to the laws of the State of Illinois and the general laws of the United States of America. Insofar as our opinion relates to matters of Maryland law, we have relied on the opinion dated the date hereof of Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC, a copy of which is attached hereto.

We consent to the use of this opinion as an Exhibit to the Registration Statement and to the reference to our firm in the Prospectus that is part of the Registration Statement. By giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.


Very truly yours,

/s/ Ungaretti & Harris
----------------------
Ungaretti & Harris

                GORDON, FEINBLATT, ROTHMAN, HOFFBERGER & HOLLANDER, L.L.C.

                               The Garrett Building
                             233 East Redwood Street
                            Baltimore, Maryland 21202



                              February 27, 1997


Ungaretti & Harris
3500 Three First National Plaza
Chicago, Illinois  60602-4282

Ladies and Gentlemen:

          We have acted as special Maryland counsel to your firm in connection with your opinion of even date herewith to CenterPoint Properties Corporation, a Maryland corporation (the "Company"), in connection with the preparation of
(i) a Registration Statement on Form S-3 of the Company filed with the Securities and Exchange Commission (the "Commission") on December 19, 1996 and declared effective by the Commission on January 6, 1997 (the "Registration Statement"), relating to the registration, under Rule 415 of the Securities Act of 1933, as amended, of up to $200,000,000 in securities of the Company; and
(ii) a supplement dated February 27, 1997 (the "Supplement") to the Registration Statement, relating to the issuance and sale of 2,250,000 shares of the Company's common stock, $.001 par value per share (the "Common Stock"), and an option to purchase an additional 250,000 shares of Common Stock to cover any over-allotments.

          In this regard, we have examined:

          a.  the amended and restated articles of
              incorporation, by-laws and organizational documents of the Company;

          b. certain resolutions adopted by the Company's Board of Directors;

          c.  the Registration Statement and Supplement; and

          d. such other documents as we have deemed relevant for the purpose of rendering the opinions set forth herein.

LETTERHEAD

Ungaretti & Harris
February 27, 1997
Page 2




          We have assumed the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

          Based upon the foregoing, we are of the opinion that the shares of Common Stock being sold pursuant to the Registration Statement and Supplement, if and when issued under the circumstances contemplated by the Supplement, will be validly issued, fully paid and nonassessable.

          We are members of the Bar of the State of Maryland and our opinion is limited to the laws of the State of Maryland.

                         Very truly yours,

                         GORDON, FEINBLATT, ROTHMAN,
                           HOFFBERGER & HOLLANDER, LLC


                         By: /s/ Edward E. Obstler
                            ---------------------------
                            Edward E. Obstler, Member